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                                                                       EXHIBIT 5

                    [GOODWIN, PROCTER & HOAR LLP LETTERHEAD]


                                  May 17, 1996


Restrac, Inc.
3 Allied Drive
Dedham, MA 02026

                Re: Legality of Securities to be Registered Under
                    Registration Statement on Form S-1
                    File No. 333-03521
                    ---------------------------------------------

Ladies and Gentlemen:

        This opinion is furnished in connection with the filing of a Registration Statement on Form S-1, File No. 333-03521 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 2,875,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Restrac, Inc., a Delaware corporation (the "Company"), that are being registered by the Company for its account and the account of certain stockholders.

        In connection with rendering this opinion, we have examined the Certificate of Incorporation of the Company, as amended and restated to the date hereof and on file with the Delaware Secretary of State; the By-laws of the Company; such records of the corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement and the exhibits thereto.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Delaware General Corporation Law.

        Based upon the foregoing, we are of the opinion that when and as the Shares have been issued and paid for pursuant to the Underwriting Agreement, such Shares will be duly authorized, validly issued and fully paid and non-assessable.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.
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                          GOODWIN, PROCTER & HOAR LLP

Restrac, Inc.
May 17, 1996
Page 2


        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ GOODWIN, PROCTER & HOAR LLP

                                        GOODWIN, PROCTER & HOAR LLP